UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

 (775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 30, 2026, TRANSUITE.ORG INC. (the “Company” or “TRSO”), an AI, Web3 and new-energy infrastructure company, issued a press release announcing that its controlled subsidiary, Goldfinch-Chong (Fuzhou) Technology Co., Ltd. (“Goldfinch-Chong”), has entered into a strategic cooperation agreement with Sichuan Wochuang Kedian IoT Technology Co., Ltd. (“Sichuan Wochuang”) to expand AI-enabled charging infrastructure for electric two-wheelers, including e-bikes, e-scooters, e-mopeds and e-motorcycles commonly used for daily transportation in China.

Under the cooperation arrangement, Sichuan Wochuang intends to deploy an initial RMB 200 million ($30 million USD)  capital investment to cooperate with Goldfinch-Chong for electric two-wheeler charging pile projects. Sichuan Wochuang will rely on Goldfinch-Chong’s intelligent charging equipments, cloud management systems, charging operation technology, data management capabilities, installation support and operating technology services to jointly expand China’s electric two-wheeler charging pile market. Sichuan Wochuang has stated that it intends to continue increasing capital investment into as the market expands to accelerate the parties’ nationwide market development goals.

Goldfinch-Chong is an important operating platform for TRSO’s new-energy infrastructure strategy, which is a leading intelligent electric two-wheeler charging and management solutions provider in China, with market leadership and innovation capabilities in the electric two-wheeler charging market, which has deployed more than 100,000 charging piles, serves more than 1.7 million users, and owns two major invention patents and 26 software copyrights. TRSO believes these operating assets and technology capabilities provide a foundation for expanding into broader AI-enabled charging infrastructure, IoT operations management, data platforms and potential Web3/RWA applications tied to new-energy infrastructure assets.

China is one of the world’s largest markets for electric two-wheelers. Electric two-wheelers, including seated electric scooters, e-mopeds and e-motorcycles, are a major form of daily transportation in China. China has approximately 460 million electric two-wheelers, creating significant market demand for safe, regulated and intelligent charging infrastructure, as well as charging and battery replacement services. The overall annual market size for charging and battery replacement is estimated at approximately RMB 300 billion, including approximately RMB 100 billion per year in charging service demand.

This cooperation will combine Sichuan Wochuang’s capital and market resources with Goldfinch-Chong’s intelligent charging equipment, AI operating platform, big data management capabilities and project implementation and management capabilities, accelerating Goldfinch-Chong’s expansion in China’s electric two-wheeler charging pile market and supporting its goal of becoming a leading AI + new-energy charging operations management platform in China.

TRSO believes this cooperation may provide the Company with an important foothold in a large, infrastructure-driven daily mobility market and strengthen its transformation into an AI, IoT, Web3 and new-energy infrastructure company.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 30, 2026

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSUITE.ORG INC.

Date: June 30, 2026	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: Chief Executive Officer

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